UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2018

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2018, Xerox Corporation (the “Company” or “Xerox”), as borrower, entered into an Amendment No. 1 to Credit Agreement (the “Amendment”) with Citibank, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto from time to time. The Amendment amended the Amended and Restated Credit Agreement, dated as of August 9, 2017 (the “Credit Agreement”), by and among the Company, the lenders party thereto from time to time, the Administrative Agent and other parties named therein.

As previously announced by the Company, on January 31, 2018, the Company and FujiFilm Holdings Corporation (“Fujifilm”) entered into definitive agreements to combine Xerox and their longstanding Fuji Xerox joint venture. Under the terms of the agreements, (i) Xerox shareholders will receive a $2.5 billion special cash dividend and own 49.9% of the combined company, on a fully diluted basis, at closing and (ii) Fujifilm will own 50.1% of the combined company, on a fully diluted basis, at closing (collectively, the “Transactions”). The Amendment, among other things, modifies the “change of control” provisions of the Credit Agreement to permit the consummation of the Transactions.

Certain of the lenders under the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its subsidiaries, for which they received or will receive customary fees and expense reimbursement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of February 15, 2018, among Xerox Corporation, certain Lenders signatory thereto, Citibank, N.A., as administrative agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of February 15, 2018, among Xerox Corporation, certain Lenders signatory thereto and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

Date: February 20, 2018